                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                           SHARPER IMAGE CORPORATION
- - --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- - --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          --------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

          --------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          --------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

          --------------------------------------------------------------------
     (5)  Total fee paid:

          --------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          --------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          --------------------------------------------------------------------
     (3)  Filing Party:

          --------------------------------------------------------------------
     (4)  Date Filed:

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

                                     [LOGO]

                                                                  April 27, 1995

TO THE STOCKHOLDERS OF
SHARPER IMAGE CORPORATION:

     You are cordially invited to attend the Annual Meeting of Stockholders of Sharper Image Corporation (the "Company") on June 12, 1995 at 2:00 p.m., which will be held at the World Trade Center, Ferry Building, San Francisco, California 94111.

     Details of business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting and Proxy Statement. At the Annual Meeting, we will present a report on the progress of the Company during the past year.

     Accompanying this Proxy Statement is our 1994 Annual Report to
Stockholders.

     We hope that you will attend the Annual Meeting. Whether or not you plan to attend the meeting, please sign, date and return the enclosed proxy promptly in the accompanying reply envelope so that your shares will be represented at the Annual Meeting.

                                          Sincerely yours,

                                          RICHARD THALHEIMER
                                          Chairman of the Board, Founder, and
                                          Chief Executive Officer

                           SHARPER IMAGE CORPORATION
                                650 DAVIS STREET
                        SAN FRANCISCO, CALIFORNIA 94111

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD JUNE 12, 1995

     The Annual Meeting of Stockholders of Sharper Image Corporation (the "Company") will be held at the World Trade Center, Ferry Building, San Francisco, California 94111, on Monday, June 12, 1995, at 2:00 p.m., for the following purposes:

          1. To elect Directors to serve until the next Annual Meeting and until their successors have been elected and qualified;

          2. To approve the 1995 restatement of the Company's Stock Option Plan (the "Option Plan") in order to (i) increase the number of shares of Common Stock reserved for issuance thereunder by an additional 750,000 shares;
     (ii) limit the maximum number of shares for which any one individual may be granted stock options or separately exercisable stock appreciation rights to 300,000 shares per fiscal year, starting with the fiscal year which began February 1, 1994, except that for the fiscal year in which an individual receives his or her initial stock option grant issuance under the Option Plan, the limit will be increased to 400,000 shares of Common Stock; (iii) expand the eligibility provisions of the Option Plan to allow individuals owning more than twenty-five percent (25%) of the Company's outstanding Common Stock to receive stock options and stock appreciation rights under the Option Plan and (iv) render the non-employee members of the Board ineligible to receive any further stock option grants or stock appreciation rights under the Option Plan.

          3. To approve the implementation of the 1994 Non-Employee Directors Stock Option Plan (the "Directors Plan");

          4. To ratify the selection of Deloitte & Touche LLP as the Company's independent auditor for the fiscal year ending January 31, 1996; and

          5. To transact any other business which may properly come before the meeting or any adjournments or postponements thereof.

     The foregoing items of business are more fully described in the Proxy Statement that accompanies this Notice.

     Stockholders of record at the close of business on April 17, 1995 will be entitled to vote at the Annual Meeting. Whether or not you plan to attend, please sign, date, and return the enclosed proxy in the envelope provided. The prompt return of your proxy will assist us in preparing for the Annual Meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          RICHARD THALHEIMER
                                          Chairman of the Board, Founder, and
                                          Chief Executive Officer

San Francisco, California
April 27, 1995

                              THE SHARPER IMAGE(R)

                                PROXY STATEMENT

                                    FOR THE

                       ANNUAL MEETING OF STOCKHOLDERS OF

                           SHARPER IMAGE CORPORATION

                            TO BE HELD JUNE 12, 1995

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Sharper Image Corporation, a Delaware corporation (the "Company"), for the Annual Meeting of Stockholders of the Company to be held at 2:00 p.m. on June 12, 1995 and at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and the proxy card were first mailed to stockholders on or about April 27, 1995.

     The address of the principal executive office of the Company is 650 Davis Street, San Francisco, California 94111.

                                 VOTING RIGHTS

     Only stockholders of record of the Company's Common Stock ("Common Stock") at the close of business on April 17, 1995 will be entitled to notice of and to vote at the Annual Meeting. Each share of Common Stock entitles the holders thereof to one vote on each matter to come before the Annual Meeting. On April 17, 1995, there were 8,272,440 shares of Common Stock outstanding.

     The enclosed proxy is solicited by the Company's Board of Directors ("Board of Directors" or "Board"), and, when returned properly completed, will be voted as you direct on your proxy card. In the absence of contrary instructions, shares represented by such proxies will be voted FOR the proposals discussed herein and in the discretion of the proxy holders on other matters presented at the Annual Meeting. Management does not know of any matters to be presented at this Annual Meeting other than those set forth in this Proxy Statement and in the Notice accompanying this Proxy Statement. If other matters should properly come before the Annual Meeting, in the discretion of the proxy holder, shares represented by such proxies will be voted upon any other business. Abstentions and broker non-votes are each included in the number of shares present for quorum purposes. Abstentions which may be specified on all proposals other than the election of Directors are counted in tabulations of the votes cast on proposals presented to stockholders; whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

                            REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting the shares covered by the proxy in person.

                            SOLICITATION OF PROXIES

     The entire cost of soliciting proxies will be borne by the Company. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram, or other means by Directors, officers, employees or agents of the Company who will not receive additional compensation for such solicitation. Copies of the solicitation material will be furnished to brokerage firms, fiduciaries and other custodians holding shares in their names that are beneficially owned by others to forward to such beneficial owners. Such persons will be reimbursed by the Company for their reasonable expenses incurred in sending proxy material to beneficial owners of the Common Stock.

                       PROPOSAL 1:  ELECTION OF DIRECTORS

     At the Annual Meeting, five (5) Directors (constituting the entire Board) are to be elected to serve until the next Annual Meeting and until their successors are elected and qualified. Set forth below is information regarding the nominees to the Board of Directors for election as Directors.

     It is intended that the proxies will be voted for the election as Directors of the five nominees named below, unless authority to vote for any such nominee is withheld. The five nominees receiving the highest number of affirmative votes at the Annual Meeting will be elected. In the unanticipated event that a nominee is unable or declines to serve as a Director at the time of the Annual Meeting, the proxies will be voted for any nominee named by the present Board of Directors to fill the vacancy. Each nominee has agreed to serve if elected, and the Board of Directors is not aware of any nominee who is unable or will decline to serve as a Director.

NOMINEES TO THE BOARD OF DIRECTORS

        NAME                        PRINCIPAL OCCUPATION                 AGE
- - --------------------  -------------------------------------------------  ---
Richard Thalheimer    Chairman of the Board, Founder and Chief           47
                        Executive Officer of Sharper Image Corporation
Elyse Eng Thalheimer  Secretary of Sharper Image Corporation             47
Alan Thalheimer       Retired Business Executive                         69
Lawrence W. Feldman   Chairman of the Board, Emeritus, San Francisco     78
                        Mart
Maurice Gregg         Retail Financial Consultant                        63

     RICHARD THALHEIMER is the founder of the Company and has served as Chief Executive Officer and as a Director of the Company since 1978 and as Chairman of the Board of Directors since 1985. Mr. Richard Thalheimer also served as President of the Company through July 1993.

     ELYSE ENG THALHEIMER has been a Director of the Company since April 1987 and has been Secretary of the Company since March 1987. Ms. Thalheimer served as Director of Personnel at the Company from August 1981 through November 1986. Ms. Thalheimer is the wife of Mr. Richard Thalheimer.

     ALAN THALHEIMER has been a Director of the Company since June 1981 and was President of Thalheimer, Inc. or its predecessor from May 1981 through 1993. Thalheimer, Inc. was the Company's supplier of gemstones and a major supplier of jewelry. During 1993, Mr. Alan Thalheimer retired from Thalheimer Inc., which has since terminated the supplier relationship with the Company. Mr. Alan Thalheimer is the father of Mr. Richard Thalheimer.

     LAWRENCE W. FELDMAN was appointed by the Board of Directors to serve as a Director of the Company in October 1987. Mr. Feldman has served since 1966 as a Chairman of the Board, Emeritus, of the San Francisco Mart, formerly Western Merchandise Mart of San Francisco, which houses several hundred wholesale furnishing tenants.

     MAURICE GREGG was appointed by the Board of Directors to serve as a Director of the Company in October 1987. Mr. Gregg is a certified public accountant and has been a retail financial consultant since June 1986. Mr. Gregg served as Executive Vice President, Chief Financial Officer and a director of The Gap, Inc. from April 1980 to June 1986.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held two meetings during fiscal 1994. Each Director attended more than seventy-five percent (75%) of the aggregate of
(i) the total number of such meetings held during the fiscal year, or a portion of the fiscal year, during which such Director served as a member of the Board; and (ii) the total number of meetings held by all committees of the Board on which such Director served as a member. The Board of Directors has an Audit Committee, a Finance Committee, a Compensation Committee and a Stock Option Committee.

     The Audit Committee of the Board was established in November 1987 and consists of Directors Maurice Gregg, Lawrence Feldman and Alan Thalheimer. Alan Thalheimer was appointed in June 1994. The Audit Committee is responsible for recommending engagement of the Company's independent auditor, approving services performed by such accountants and reviewing internal accounting controls, audit plans and results, and financial reporting procedures. The Audit Committee held two meetings during fiscal 1994.

     The Finance Committee was established in November 1987 and consists of Directors Richard Thalheimer, Alan Thalheimer and Maurice Gregg and is responsible for overseeing the financial condition of the Company. The Finance Committee held no meetings during fiscal 1994. All Finance Committee matters were conducted during the meetings of the Board of Directors.

     The Compensation Committee was established in November 1987 and consists of the entire Board of Directors. The Compensation Committee is responsible for making and reviewing recommendations regarding employee compensation. The Compensation Committee held no meetings during fiscal 1994. All Compensation Committee matters were conducted during the meetings of the Board of Directors.

     The Stock Option Committee was established in October 1987 and consists of Directors Maurice Gregg, Alan Thalheimer and Lawrence Feldman. Maurice Gregg and Lawrence Feldman were appointed in June 1994 to replace Richard Thalheimer and Elyse Eng Thalheimer. The Stock Option Committee is responsible for administering the Company's Amended and Restated Stock Option Plan (the "Stock Option Plan"). The Stock Option Committee held three meetings during fiscal 1994.

     The Board of Directors does not have a nominating committee or committee performing similar functions.

DIRECTOR REMUNERATION

     During fiscal 1994, each of the Company's non-employee Directors who are not related to the Company's Chief Executive Officer were paid an annual retainer of $4,000 plus $1,000 for attending each regular meeting of the Board of Directors. The general policy of the Company is to reimburse Directors for all reasonable expenses incurred to attend each meeting of the Board of Directors. All Directors are also eligible to participate in certain of the Company's employee benefit plans. On October 7, 1994, each of the four non-employee Directors was granted an option under the new 1994 Non-Employee Directors Stock Option Plan to purchase 2,000 shares of Common Stock at an exercise price of $6.875 per share, the fair market value on the grant date. The option grants are subject to stockholder approval of Proposal No. 3 below, and the terms and conditions of the grants are summarized in that proposal. The shares subject to these options will vest upon the optionee's completion of one
(1) year of Board service measured from the grant date.

                PROPOSAL NO. 2: APPROVAL OF 1995 RESTATEMENT OF
                        THE COMPANY'S STOCK OPTION PLAN
INTRODUCTION

     The stockholders are being asked to vote on a proposal to approve the 1995 restatement of the Company's Stock Option Plan (the "Option Plan"). The 1995 restatement was adopted by the Board of Directors on October 7, 1994, subject to stockholder approval at the 1995 Annual Meeting, and will effect the following principal changes to the existing provisions of the Option Plan: (i) increase the number of shares of Common

Stock authorized for issuance over the remaining term of the Option Plan by an additional 750,000 shares to 2,405,000 shares; (ii) limit the maximum number of shares for which any one individual may be granted stock options and separately exercisable stock appreciation rights to 300,000 shares per fiscal year, starting with the fiscal year which began, February 1, 1994 except that for the fiscal year in which an individual receives his or her initial stock option grant under the Option Plan, the limit will be increased to 400,000 shares of Common Stock; (iii) expand the eligibility provision of the Option Plan to allow individuals in the Company's employ or service who own or are deemed to own more than twenty-five percent (25%) of the Company's outstanding Common Stock to receive stock options and stock appreciation rights under the Option Plan and
(iv) render the non-employee members of the Board ineligible to receive any further stock option grants or stock appreciation rights under the Option Plan.

     The Option Plan was originally adopted by the Board on May 20, 1985 and was amended and restated by the Board on March 13, 1987 to increase the number of issuable shares under the Option Plan to 1,155,000 shares. Such amendment was approved by the stockholders on April 14, 1987. The Option Plan was further amended by the Board on January 20, 1992 to (a) increase the number of issuable shares to 1,655,000 shares, (b) allow consultants to receive option grants or stock appreciation rights under the Option Plan, (c) conform the provisions of the Option Plan to certain changes in Rule 16b-3 of the Securities and Exchange Commission in order to allow certain transactions effected by the Company's officers and directors under the Option Plan to continue to qualify for exemption from the short-swing liability provisions of the federal securities laws, and (d) extend the term of the Option Plan to January 19, 2002. The amendments were approved by the stockholders on April 29, 1992.

     The purpose of the new 1995 restatement is to (i) assure that the Company will continue to have a sufficient reserve of Common Stock available under the Option Plan to attract and retain the services of key individuals essential to the Company's long-term growth and success, (ii) qualify any compensation attributable to stock options or stock appreciation rights exercised under the Option Plan as performance-based compensation which will not be subject to the $1 million limitation per executive officer which Internal Revenue Code Section 162(m) imposes upon the deductibility, for federal income tax purposes, of the compensation which the Company pays to certain executive officers, (iii) expand the eligibility provisions of the Option Plan so that all individuals in the Company's employ may be granted stock options under the Option Plan in recognition of their contribution to the financial success of the Company, even though those individuals may be substantial stockholders of the Company, including Mr. Richard Thalheimer, the Company's Chairman of the Board, Founder and Chief Executive Officer, and (iv) have all further stock option grants to the non-employee Board members be made pursuant to the automatic option grant provisions of the new 1994 Non-Employee Directors Stock Option Plan (the "Directors Plan") which is the subject of Proposal No. 3 of this Proxy Statement.

     The terms and provisions of the Option Plan, as revised by the 1995 restatement, are summarized below. The summary, however, is not intended to be a complete description of all the terms of the restated Option Plan. A copy of the restated Option Plan will be furnished by the Company to any stockholder upon written request to the Secretary of the Company at the corporate offices in San Francisco, California.

ADMINISTRATION

     The Option Plan may be administered by one or more committees comprised of Board members appointed by the Board. The Primary Committee comprised of two (2) or more Board members appointed by the Board will have the sole and exclusive authority to grant stock options and stock appreciation rights to officers and directors of the Company who are subject to the short-swing profit restrictions of the federal securities laws. No Board member will be eligible to serve on the Primary Committee if such individual has, within the twelve (12)-month period immediately preceding the date of his or her appointment, received any option grant or stock appreciation right under the Option Plan or any other stock plan of the Company (or any parent or subsidiary corporation), except for any automatic option grants received under the new Directors Plan. Stock options and stock appreciation rights may be granted under the Option Plan to all other eligible individuals by either the Primary Committee or by a Secondary Committee of two (2) or more Board members appointed by the Board.

     Subject to the limited authority which may from time to time be provided to the Secondary Committee to grant stock options or stock appreciation rights under the Option Plan, the Primary Committee will as the Plan Administrator have full authority to determine the eligible individuals who are to receive option grants or stock appreciation rights, the number of shares to be covered by each such grant, the date or dates on which the grant is to become exercisable, and the maximum term for which grant is to remain outstanding. The Plan Administrator will also have the discretion to determine whether the granted stock options are to be incentive stock options under the federal tax laws or nonstatutory options. In addition, the Plan Administrator will have full authority to accelerate the exercisability of outstanding options and stock appreciation rights upon such terms and conditions as it may deem appropriate. All expenses incurred in administering the Option Plan will be paid by the Company. At present, the Stock Option Committee of the Board serves as the sole Plan Administrator.

ELIGIBILITY

     The individuals eligible to receive option grants or stock appreciation rights pursuant to the Option Plan are limited to key employees (including officers) and independent consultants of the Company (or its parent or subsidiary companies). As of April 17, 1995, approximately 149 employees (including 6 executive officers) were eligible to participate in the Option Plan. Non-employee Board members are no longer eligible to participate in the Option Plan and will receive stock option grants in the future solely in accordance with the automatic grant provisions in effect under the new Directors Plan.

PRICE AND EXERCISABILITY

     The option exercise price may not be less than one hundred percent (100%) of the fair market value per share of Common Stock on the grant date, and no option may have a maximum term in excess of ten (10) years measured from the grant date. Options are not assignable or transferable other than by will or by the laws of inheritance following the optionee's death, and the option may, during the optionee's lifetime, be exercised only by the optionee. The optionee will not have any stockholder rights with respect to the option shares until the option is exercised and the exercise price is paid for the purchased shares.

     Options granted under the Option Plan may be immediately exercisable for all the option shares, on either a vested or unvested basis, or may become exercisable for fully vested shares in one or more installments over the optionee's period of service. Any unvested shares of Common Stock issued under the Option Plan will be subject to repurchase by the Company, at the original exercise price paid per share, upon the optionee's cessation of service prior to vesting in such shares. The Plan Administrator will have complete discretion in establishing the vesting schedule for any such unvested shares and will have full authority to cancel the Company's outstanding repurchase rights with respect to one or more unvested shares held by the optionee and may exercise that authority at any time, whether before or after the optionee's service actually ceases.

     The exercise price for the purchased shares will be payable in cash or in shares of Common Stock valued at fair market value on the exercise date. The option may also be exercised through a cashless exercise procedure pursuant to which the optionee provides irrevocable written instructions to a Company-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, an amount equal to the aggregate exercise price payable for the purchased shares plus all applicable withholding taxes. The Plan Administrator may also assist any optionee (including any officer) in the exercise of one or more outstanding options by authorizing a loan from the Company or permitting the optionee to pay the exercise price through a promissory note payable in installments over a period of years. The terms and conditions of any such loan or promissory note will be established by the Plan Administrator in its sole discretion, but in no event may the maximum credit extended to the optionee exceed the aggregate exercise price payable for the purchased shares (less the par value of those shares), plus any federal and state income or employment taxes incurred in connection with the purchase.

VALUATION

     The fair market value per share of Common Stock on any relevant date under the Option Plan will be deemed to be equal to the closing selling price of the Common Stock on the date in question on either the Nasdaq National Market or any national securities exchange which may subsequently serve as the primary market for the Common Stock. The fair market value of the Common Stock on April 17, 1995, as reported on the Nasdaq National Market, was $5.50 per share.

SECURITIES SUBJECT TO OPTION PLAN

     Subject to stockholder approval of the 750,000-share increase which forms part of this Proposal, 2,405,000 shares of the Common Stock have been reserved for issuance under the Option Plan. The shares will be made available either from the Company's authorized but unissued Common Stock or from Common Stock reacquired by the Company. In no event, however, will any one participant in the Option Plan be granted stock options or separately exercisable stock appreciation rights for more than 300,000 shares in any fiscal year, starting with the fiscal year which began February 1, 1994, except that for the fiscal year in which an individual receives his or her initial stock option grant under the Option Plan, the limit will be increased to 400,000 shares.

     As of April 17, 1995, options for 1,194,670 shares were outstanding under the Option Plan, options for 358,480 shares had been exercised, and 851,850 shares were available for future option grants, assuming stockholder approval of the 750,000-share increase which forms part of this Proposal.

     Should an option expire or terminate for any reason prior to exercise in full (including options cancelled in accordance with the cancellation-regrant provisions described below), the shares subject to the portion of the option not so exercised will be available for subsequent option grant under the Option Plan. Shares subject to any option surrendered or cancelled in accordance with the stock appreciation right provisions of the Option Plan and all shares issued under the Plan, whether or not those shares may be subsequently reacquired by the Company pursuant to its repurchase rights under the Option Plan, will reduce on a share-for-share basis the number of shares of Common Stock available for subsequent issuance.

CHANGES IN CAPITALIZATION

     In the event any change is made to the Common Stock issuable under the Option Plan by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Company's receipt of consideration, appropriate adjustments will be made to (i) the maximum number and/or class of securities issuable under the Option Plan, (ii) the maximum number and/or class of securities for which any one participant may be granted stock options or separately exercisable stock appreciation rights in any fiscal year and (iii) the number and/or class of securities and the exercise price per share in effect under each outstanding option. The adjustments to the outstanding options will preclude the enlargement or dilution of rights and benefits under those options.

OPTION GRANTS

     The table below shows, as to the Company's Chief Executive Officer, each of the other executive officers named in the Summary Compensation Table and the other indicated persons and groups, the number of shares of Common Stock and the exercise price per share subject to the stock option grants made under the Option Plan for the period beginning on February 1, 1994 and ending April 17, 1995.

                                                              NUMBER OF         WEIGHTED AVERAGE
                    NAME AND POSITION                       OPTION SHARES      EXERCISE PRICE ($)
- - ----------------------------------------------------------  -------------      ------------------
Richard J. Thalheimer.....................................     300,000(1)            $5.625
Founder, Chief Executive
Officer and Chairman of the Board
Craig Womack..............................................      50,000               $5.625
President and Chief Operating Officer
Vincent Barriero..........................................      20,000               $5.625
Senior Vice President, and Chief Information Officer
Sydney Klevatt............................................      12,000               $5.625
Senior Vice President, Marketing
Tracy Wan.................................................      15,000               $5.625
Senior Vice President and
Chief Financial Officer
All current executive officers as a group (6 persons).....     412,000               $5.625
All employees, including current officers who are not
  executive officers, as a group (143 persons)............     197,100               $5.510

- - ---------------

(1) Excludes the option for 300,000 shares granted on October 7, 1994 with an exercise price of $6.875 per share which was cancelled and replaced on April 12, 1995 with an option to purchase 300,000 shares with an exercise price of $5.625 per share. This latter option is included in the table.

TERMINATION OF SERVICE

     Should the optionee cease to remain in the Company's service while holding one or more options under the Option Plan, then those options will not remain exercisable beyond the limited post-service period (not to exceed twelve (12) months) designated by the Plan Administrator at the time of the option grant. Under no circumstances, however, may any option be exercised after the specified expiration date of the option term. Each such option will normally, during such limited period, be exercisable only for the number of shares of Common Stock for which the option is exercisable at the time of cessation of service.

     The Plan Administrator will have complete discretion to extend the period following the optionee's cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee's actual cessation of service.

     For all purposes under the Option Plan, an individual will be deemed to remain in service for so long as he or she continues in the service of the Company or one or more parent or subsidiary corporations, whether as an employee, a non-employee member of the board of directors or an independent consultant, unless otherwise provided in the applicable stock option or stock issuance agreement.

CORPORATE TRANSACTION

     In the event of any one of the following stockholder-approved transactions (a "Corporate Transaction"):

          - a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated,

          - the sale, transfer or other disposition of all or substantially all of the Company's assets, or

          - any reverse merger in which the Company is the surviving entity,

each outstanding option will automatically become exercisable, immediately prior to the effective date of the Corporate Transaction, for all of the shares of Common Stock at the time subject to that option and may be exercised for any or all of such shares as fully vested shares. However, an outstanding option will not so accelerate if and to the extent: (i) such option is either to be assumed by the successor corporation (or parent thereof) or is otherwise to be replaced by a comparable option to purchase shares of the capital stock of the successor corporation (or parent thereof) or (ii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of grant.

     The Company's outstanding repurchase rights under the Option Plan will also terminate, and the shares subject to such terminated rights will become fully vested, upon the Corporate Transaction, except to the extent (i) one or more of such repurchase rights are expressly assigned to the successor corporation (or its parent company) in connection with the Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase rights are issued.

     Immediately following the consummation of the Corporate Transaction, all outstanding options will terminate and cease to be exercisable, except to the extent assumed by the successor corporation (or its parent company).

STOCK APPRECIATION RIGHTS

     At the discretion of the Plan Administrator, options may be granted with tandem and/or limited stock appreciation rights. Tandem stock appreciation rights will provide the holders with the right to surrender all or part of the underlying stock option in exchange for an appreciation distribution from the Company equal in amount to the excess of (i) the fair market value (on the option surrender date) of the vested shares of Common Stock for which the surrendered option is at the time exercisable over (ii) the aggregate exercise price payable for those vested shares. Such appreciation distribution may, at the discretion of the Plan Administrator, be made in cash or in Common Stock.

     One or more officers of the Company subject to the short-swing profit restrictions of the Federal securities laws may be granted limited stock appreciation rights in connection with their option grants. Any option with such a limited stock appreciation right in effect for at least six (6) months will automatically be cancelled, whether or not the option is otherwise at the time exercisable for vested shares of Common Stock, upon the successful completion of a hostile tender offer for securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities. The officer will in return receive a cash distribution from the Company in an amount per cancelled option share equal to the excess of (i) the highest reported price per share of Common Stock paid in the tender offer over (ii) the exercise price payable per option share.

     The outstanding option grants under the Option Plan will in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets. However, the acceleration of those options in the event of a Corporate Transaction or the cancellation of such options in connection with a hostile take-over may be seen as an anti-takeover provision and may have the effect of discouraging a proposal for merger, a takeover attempt or other efforts to gain control of the Company.

CANCELLATION AND NEW GRANT OF OPTIONS

     The Plan Administrator will have the authority to effect, on one or more separate occasions, the cancellation of outstanding options under the Option Plan which have exercise prices in excess of the then current market price of the Common Stock and to issue replacement options with an exercise price not less than one hundred percent (100%) of the fair market value per share of Common Stock on the new grant date.

EXCESS GRANTS

     The Option Plan permits the grant of options to purchase shares of Common Stock in excess of the number of shares then available for issuance under the Option Plan. Any shares acquired upon the exercise of such options will be held in escrow until the stockholders approve an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Option Plan.

AMENDMENT AND TERMINATION OF THE OPTION PLAN

     The Board of Directors may amend or modify the Option Plan in any or all respects whatsoever. However, no such amendment may adversely affect the rights of holders of outstanding stock options or unvested share issuances without their consent. In addition, the Board may not, without the approval of the Company's stockholders, (i) materially increase the maximum number of shares issuable under the Option Plan, except to reflect certain changes in the Company's capital structure, (ii) materially modify the eligibility requirements for option grants or (iii) otherwise materially increase the benefits accruing to participants under the Option Plan.

     The Board may terminate the Option Plan at any time, and the Option Plan will in all events terminate on January 19, 2002. Each stock option or unvested share issuance outstanding at the time of such termination will remain in force in accordance with the provisions of the agreement evidencing such grant or issuance.

FEDERAL TAX CONSEQUENCES

     Options granted under the Option Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. The federal income tax treatment for the two types of options differs as described below:

     Incentive Stock Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of disposition.

     For federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. The optionee will make a qualifying disposition of the purchased shares if the sale or other disposition of such shares is made after the optionee has held the shares for more than two (2) years after the grant date of the option and more than one (1) year after the exercise date. If the optionee fails to satisfy either of these two minimum holding periods prior to the sale or other disposition of the purchased shares, then a disqualifying disposition will result.

     Upon a qualifying disposition of the shares, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for such shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the date the option was exercised over (ii) the exercise price paid for the shares will be taxable as ordinary income. Any additional gain recognized upon the disposition will be a capital gain.

     If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the date the option was exercised over (ii) the exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee's disposition of the purchased shares. The Company anticipates that the deductions attributable to the compensation income arising from disqualifying dispositions under the Option Plan will not be subject to the annual $1.0 million limit per covered individual on the deductibility of compensation paid to certain executive officers of the Company.

     Non-statutory Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

     Special provisions of the Internal Revenue Code apply to the acquisition of unvested shares of Common Stock under a non-statutory option. These special provisions may be summarized as follows:

          (a) If the shares acquired upon exercise of the non-statutory option are subject to repurchase by the Company, at the original exercise price paid per share, upon the optionee's termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the Company's repurchase right lapses with respect to those shares over (ii) the exercise price paid for the shares.

          (b) The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the non-statutory option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date (determined as if the shares were not subject to the Company's repurchase right) over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the Company's repurchase right lapses.

     The Company will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee. The Company anticipates that the deductions attributable to the compensation income arising from the exercises of non-statutory options under the Option Plan will not be subject to the annual $1.0 million limit per covered individual on the deductibility of compensation paid to certain executive officers of the Company.

     Stock Appreciation Rights. An optionee who is granted a stock appreciation right will recognize ordinary income in the year of exercise equal to the amount of the appreciation distribution. The Company will be entitled to a business expense deduction equal to the appreciation distribution for the taxable year of the Company in which the ordinary income is recognized by the optionee.

ACCOUNTING TREATMENT

     Under present accounting rules, neither the grant nor the exercise of options issued at fair market value under the Option Plan will result in any charge to the Company's earnings. However, the number of outstanding options under the Option Plan may be a factor in determining earnings per share.

     Should one or more optionees be granted stock appreciation rights which have no conditions upon exercisability other than a service or employment requirement, then such rights will result in a compensation expense to be charged against the Company's earnings. Accordingly, at the end of each fiscal quarter, the amount (if any) by which the fair market value of the shares of Common Stock subject to such outstanding stock appreciation rights has increased from the prior quarter-end will be accrued as compensation expense, to the extent such fair market value is in excess of the aggregate exercise price in effect for those rights.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The affirmative vote of a majority of the issued and outstanding voting shares present or represented by proxy and entitled to vote at the Annual Meeting is necessary for approval of the 1995 restatement of the Option Plan. If such stockholder approval is not obtained, then the 750,000-share increase to the share reserve will not be implemented, and any stock option grants made on the basis of the 750,000-share increase will terminate without ever becoming exercisable for the shares of Common Stock subject to those options. No additional options will be granted on the basis of such share increase, and the Option Plan will terminate once the existing share reserve available under the 1993 Plan has been issued. In addition, no changes in the eligibility provisions of the Option Plan will become effective, and individuals in the Company's employ or service who own or are deemed to own more than twenty-five percent (25%) of the Company's outstanding Common Stock will remain ineligible to participate in the Option Plan.

     The Board of Directors believes that the restatement of the Option Plan is necessary in order to continue to provide equity incentives to attract and retain the services of key employees and consultants.

     FOR THIS REASON, THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THIS PROPOSAL.

NEW PLAN BENEFITS

     On the October 7, 1994 effective date of the 1995 restatement of the Option Plan, the Company's Chief Executive Officer was granted an option to purchase 300,000 shares of Common Stock at an exercise price of $6.875 per share. This grant was made subject to stockholder approval of the change in the eligibility provisions of the Option Plan to allow individuals in the Company's employ or service who own or are deemed to own more than twenty-five percent (25%) of the Company's outstanding Common Stock to receive stock option grants. On April 12, 1995, this option was cancelled and regranted under the Option Plan at an exercise price of $5.625 per share. The new option will not become exercisable in whole or in part unless the stockholders approve this Proposal No. 2.

           PROPOSAL NO. 3: APPROVAL OF THE IMPLEMENTATION OF THE 1994
                    NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

INTRODUCTION

     The stockholders are also being asked to vote on a proposal to approve the implementation of the 1994 Non-Employee Directors Stock Option Plan (the "Directors Plan") pursuant to which automatic option grants for shares of Common Stock will be made at periodic intervals to eligible non-employee members of the Board of Directors. The Directors Plan became effective on October 7, 1994, when it was adopted by the Board, and the initial option grants were made on that date, subject to stockholder approval of the Directors Plan at the 1995 Annual Meeting.

     The Directors Plan is designed to serve as an equity incentive program to attract and retain highly-qualified individuals with substantial experience in the industry to serve as non-employee members of the Board. The following is a summary of the principal features of the Directors Plan. The summary, however, does not purport to be a complete description of all the provisions of the Directors Plan. Any stockholder who wishes to obtain a copy of the actual plan document may do so by written request to the Corporate Secretary at the Company's executive offices.

ADMINISTRATION

     The terms and conditions of each automatic option grant (including the timing and pricing of the option grant) will be governed by the express terms and conditions of the Directors Plan, and neither the Board nor any committee of the Board will exercise any discretionary functions with respect to such option grants.

ISSUABLE SHARES

     The Board of Directors has reserved 50,000 shares of Common Stock for issuance under the Directors Plan. These shares may be drawn from either the Company's authorized but unissued shares of Common Stock or from reacquired shares of Common Stock, including shares repurchased by the Company on the open market.

     Should one or more outstanding options under the Directors Plan expire or terminate for any reason prior to exercise in full, then the shares subject to the portion of each option not so exercised will be available for subsequent option grants. Shares subject to any option or portion thereof surrendered in accordance with the cash-out provisions of the Directors Plan and all share issuances under the Directors Plan, whether or not the shares are subsequently repurchased by the Company, will reduce on a share-for-share basis the number of shares of Common Stock available for subsequent option grants.

     Should any change be made to the outstanding Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Company's receipt of consideration, then appropriate adjustments will be made to (i) the maximum number and/or class of securities issuable under the Directors Plan, (ii) the number and/or class of securities for which automatic option grants are to be subsequently made to each newly-elected or continuing non-employee Board member and (iii) the number and/or class of securities and exercise price per share in effect under each option outstanding under the Directors Plan.

ELIGIBILITY

     The individuals eligible to receive automatic option grants will be limited to (i) those individuals serving as non-employee Board members on the October 7, 1994 effective date of the Directors Plan, (ii) those individuals who are first elected or appointed as non-employee Board members after such effective date, whether through appointment by the Board or election by the Company's stockholders, and (iii) those individuals who are re-elected as non-employee Board members at one or more Annual Stockholders Meetings, beginning with the 1995 Annual Meeting.

     As of April 17, 1995, there were four (4) non-employee Board members eligible to participate in the Directors Plan.

NEW PLAN BENEFITS

     On the October 7, 1994 effective date of the Directors Plan, each eligible non-employee Board member (Lawrence Feldman, Maurice Gregg, Alan Thalheimer and Elyse Thalheimer) was granted a nonstatutory stock option to purchase 2,000 shares of Common Stock at an exercise price of $6.875 per share.

FUTURE OPTION GRANTS

     Each individual who first becomes an eligible non-employee Board member at any time after October 7, 1994 will automatically be granted, at the time of his or her initial election or appointment to the Board, a nonstatutory option to purchase 2,000 shares of Common Stock.

     In addition, on the date of each Annual Stockholders Meeting, beginning with the 1995 Annual Meeting, each individual re-elected as a non-employee Board member at that Annual Meeting will automatically be granted a nonstatutory option to purchase an 1,000 shares of Common Stock, provided such individual has served as a Board member for a period of at least six (6) months. There will be no limit on the number of such annual 1,000-share option grants any one eligible non-employee Board member may receive over his or her period of continued Board service.

PRICE AND EXERCISABILITY

     The exercise price per share of Common Stock subject to each automatic option grant will be equal to one hundred percent (100%) of the fair market value per share on the automatic grant date. Such fair market value will be deemed equal to the closing selling price per share of Common Stock on the grant date, as reported on the Nasdaq National Market. On April 17, 1995, the fair market value per share was $5.50.

     The exercise price is payable in cash or in shares of Common Stock valued at fair market value on the exercise date. The exercise price may also be paid through a same-day sale program, pursuant to which the a Company-designated brokerage firm will effect the immediate sale of the shares purchased under the option and pay over to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares.

     Each automatic grant will be immediately exercisable for any or all of the option shares. However, no such grant will become exercisable in whole or in part unless the stockholders approve the Directors Plan at the 1995 Annual Meeting. Any shares purchased under the option will be subject to repurchase by the Company, at the exercise price paid per share, upon the optionee's cessation of Board service prior to vesting in those shares. The shares subject to each automatic grant will vest upon optionee's completion of one (1) year of Board service measured from the automatic grant date.

TERMINATION OF BOARD SERVICE

     Should the optionee cease to serve as a Board member for any reason (other than death or permanent disability) while holding one or more automatic option grants, then that individual will have a six (6)-month period following the date of such cessation of Board service in which to exercise each such option for any or all of the option shares in which he or she is vested at the time of his or her cessation of Board service.

     Should the optionee die within six (6) months after cessation of Board service, then any automatic option grant held by him or her at the time of death may subsequently be exercised, for any or all of the option shares in which the optionee is vested at the time of his or her cessation of Board service, by the personal representative of the optionee's estate or by the person or persons to whom the option is transferred pursuant to his or her will or in accordance with the laws of inheritance. The right to exercise each such option will lapse upon the expiration of the twelve (12)-month period measured from the date of the optionee's death.

     Should the optionee die or become permanently disabled while serving as a Board member, then any automatic option grant held by him or her at the time of his or her death or permanent disability may subsequently be exercised by the optionee (or a personal representative of the optionee's estate) for any or all of the option shares as fully-vested shares of Common Stock. The option will remain so exercisable until the expiration of the twelve (12)-month period measured from the date of the optionee's death or permanent disability.

     In no event, however, may any automatic grant be exercised more than ten
(10) years after the automatic grant date.

SPECIAL ACCELERATION EVENTS

     In the event of the Company is acquired by a merger or asset sale, the shares of Common Stock at the time subject to each outstanding automatic grant but not otherwise vested will vest in full so that each such option will, immediately prior to the specified effective date for such acquisition, become fully exercisable for all of the shares at the time subject to that option and may be exercised for all or any portion of such shares as fully-vested shares of Common Stock. Immediately following the consummation of such acquisition, each automatic option grant will terminate and cease to be outstanding, except to the extent assumed by the successor corporation or its parent corporation.

     In connection with any hostile take-over of the Company, whether effected by a tender offer for securities possessing fifty percent (50%) or more of the Company's outstanding voting power or by a change in the majority of the Board resulting from one or more contested elections for Board membership, the shares of Common Stock at the time subject to each outstanding automatic grant but not otherwise vested will vest in full so that each such option will, immediately prior to the specified effective date for such take-over, become fully exercisable for all of the shares at the time subject to that option and may be exercised for all or any portion of such shares as fully-vested shares of Common Stock. Each such option will remain exercisable for such fully-vested option shares until the expiration or sooner termination of the option term.

     Upon the successful completion of a hostile tender offer for securities possessing fifty percent (50%) or more of the Company's outstanding voting power, each optionee will have a thirty (30)-day period in which to surrender to the Company each automatic option grant held by him or her for a period of at least six (6) months. The optionee will in return be entitled to a cash distribution from the Company in an amount per share subject to the surrendered option equal to the excess of (i) the highest reported price per share of Common Stock paid by the tender offeror over (ii) the exercise price payable per share.

     The automatic option grants will in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets. However, the acceleration of vesting of the option shares upon an acquisition of the Company by merger or asset sale or upon a hostile take-over may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a take-over attempt or other effort to gain control of the Company.

PLAN AMENDMENTS

     The Board has complete and exclusive power and authority to amend or modify the Directors Plan in any or all respects whatsoever. However, (i) the Directors Plan, together with the option grants outstanding thereunder, may not be amended at intervals more frequently than once every six (6) months, other than to the extent necessary to comply with applicable Federal income tax laws and regulations, and (ii) no such amendment or modification may adversely affect rights and obligations with respect to options at the time outstanding under the Directors Plan, unless the affected optionees consent to such amendment. In addition, the Board may not, without the approval of the Company's stockholders, amend the Directors Plan to
(i) materially increase the maximum number of shares issuable thereunder or the number of shares issuable per newly-elected or continuing non-employee Board member, except for permissible adjustments in the event of certain changes to the Company's capital structure, (ii) materially modify the eligibility requirements for participation in the Directors Plan or (iii) materially increase the benefits accruing to participants.

PLAN TERMINATION

     The Directors Plan will terminate upon the earlier of (i) September 30, 2004 or (ii) the date on which all shares available for issuance under the Directors Plan are issued or cancelled pursuant to the exercise or cash-out of the granted options. If the date of plan termination is determined under clause
(i) above, then all option grants and unvested stock issuances outstanding on such date will continue to have force and effect in accordance with the provisions of the agreements evidencing those option grants or stock issuances.

FEDERAL INCOME TAX CONSEQUENCES

     Options granted under the Directors Plan will be nonstatutory options which do not satisfy the requirements of Section 422 of the Internal Revenue Code. No taxable income will be recognized by an optionee upon the grant of the nonstatutory option, but the optionee will normally recognize ordinary income in the year in which the option is exercised. The amount of such ordinary income will be equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares.

     Special provisions of the Internal Revenue Code apply to the acquisition of unvested shares of the Company's common stock under a nonstatutory option. These special provisions may be summarized as follows:

          1. If the shares acquired upon exercise of the nonstatutory option are subject to repurchase by the Company at the original exercise price in the event of the optionee's termination of Board service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the optionee vests in the shares, an amount equal to the excess of (i) the fair market value of the shares on the date the optionee vests in those shares over (ii) the exercise price paid for such shares.

          2. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the nonstatutory option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when he or she vests in such shares.

          3. The Company will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised nonstatutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The affirmative vote of a majority of the issued and outstanding voting shares is sought for approval of the implementation of the Directors Plan. The Board of Directors believes that the implementation of the Director's Plan is necessary in order to continue to provide equity incentives to attract and retain the services of non-employee Board members. No options granted under the Directors Plan prior to such stockholder approval will become exercisable in whole or in part unless the Directors Plan is approved by the stockholders at the Annual Meeting. If such approval is not obtained, then all options previously granted under the Directors Plan will terminate and cease to be outstanding, and no further option grants will be made under the Directors Plan.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THIS PROPOSAL.

                               SECURITY OWNERSHIP

     The following table sets forth the beneficial ownership of the Company's Common Stock as of April 17, 1995 by (i) all persons known by the Company to beneficially own five percent (5%) or more of its outstanding Common Stock, (ii) each Director, (iii) each of the Company's executive officers named in the Summary Compensation Table below, and (iv) all Directors and executive officers as a group. All shares are subject to the named person's sole voting and investment power except where otherwise indicated or where subject to applicable community property laws.

                                                                AMOUNT AND
                                                                NATURE OF
                                                                BENEFICIAL       PERCENT
                                 NAME                           OWNERSHIP        OF CLASS
        ------------------------------------------------------  ----------       --------
        Richard Thalheimer....................................  5,623,987 (1)      68.0%
        Elyse Eng Thalheimer..................................    265,528 (2)       3.2%
        Alan Thalheimer.......................................     27,351 (3)         *
        Lawrence W. Feldman...................................     11,000 (4)         *
        Maurice Gregg.........................................     10,000 (5)         *
        Craig Womack..........................................    153,000 (6)       1.8%
        Vincent Barriero......................................     68,000 (7)         *
        Sydney Klevatt........................................     42,600 (8)         *
        Tracy Wan.............................................     22,500 (9)         *
        All Directors and executive officers as a group (10
          persons)............................................  6,022,788 (10)     70.3%

- - ---------------

  *  Less than one percent of class.

 (1) Does not include 45,500 shares owned by Ms. Elyse Eng Thalheimer, Mr. Richard Thalheimer's wife. Includes 4,737,959 shares owned by The Richard
     J. Thalheimer Revocable Trust, of which Mr. Richard Thalheimer is trustee and sole beneficiary. Includes 218,028 shares owned by The Richard Thalheimer and Elyse Thalheimer Family Trust, of which Mr. Richard Thalheimer is a co-beneficiary. Includes 368,000 shares owned by The Richard J. Thalheimer Children's Trust. Includes 300,000 shares owned by the Richard J. Thalheimer 1994 Annuity Trust, of which Mr. Richard Thalheimer is trustee. Mr. Thalheimer's address is The Sharper Image, 650 Davis Street, San Francisco, California 94111.

 (2) Does not include 4,737,959 shares owned by Mr. Richard Thalheimer, Ms. Elyse Eng Thalheimer's husband. Includes 218,028 shares owned by The Richard Thalheimer and Elyse Thalheimer Family Trust, of which Ms. Elyse Eng Thalheimer is a co-beneficiary. Includes an option to purchase 2,000 shares of Common Stock, which is subject to stockholder approval of Proposal No. 3.

 (3) Does not include 83,800 shares owned by Mr. Alan Thalheimer's wife. Includes 5,000 shares owned by the Alan Thalheimer individual retirement account. Does not include 368,000 shares owned by The Richard J. Thalheimer Children's Trust, of which Mr. Alan Thalheimer is Trustee. Includes an option to purchase 2,000 shares of Common Stock, which is subject to stockholder approval of Proposal No. 3.

 (4) Includes 2,000 shares owned by the L.W. and Marie Feldman Trust and 9,000 shares issuable upon exercise of options. Includes an option to purchase 2,000 shares of Common Stock, which is subject to stockholder approval of Proposal No. 3.

 (5) Includes 9,000 shares issuable upon exercise of options. Includes an option to purchase 2,000 shares of Common Stock, which is subject to stockholder approval of Proposal No. 3.

 (6) Includes 140,400 shares issuable upon exercise of options.

 (7) Includes 48,000 shares issuable upon exercise of options.

 (8) Includes 42,200 shares issuable upon exercise of options.

 (9) Includes 22,500 shares issuable upon exercise of options.

(10) Includes 268,200 shares issuable upon exercise of options. Includes options to purchase 8,000 shares of Common Stock which are subject to stockholder approval of Proposal No. 3.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table provides certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company (determined as of the end of the last fiscal year) (hereafter referred to as the "named executive officers") for the three fiscal years ended January 31, 1995, 1994 and 1993:

                           SUMMARY COMPENSATION TABLE

                                    FISCAL                                   LONG-TERM
                                     YEAR      ANNUAL COMPENSATION         COMPENSATION
                                     ENDED    ----------------------   ---------------------      ALL OTHER
   NAME AND PRINCIPAL POSITION      JAN. 31   SALARY($)    BONUS($)    OPTIONS (# OF SHARES)   COMPENSATION($)
- - ----------------------------------  -------   ----------   ---------   ---------------------   ----------------
Richard Thalheimer                    1995      480,540     247,500        300,000 shares(2)        19,668(1)
  Chairman of the Board, Founder      1994      450,000      22,500                   -0-           17,320
  and Chief Executive Officer         1993      450,000         -0-                   -0-           20,597
Craig Womack                          1995      261,731      51,000                   -0-            1,869(1)
  President and Chief                 1994      238,077      12,250         25,000 shares              504
  Operating Officer                   1993      238,846         -0-                   -0-              306
Vincent Barriero                      1995      153,654      25,000                   -0-            1,501(1)
  Senior Vice President,              1994      150,000       8,000          5,000 shares              646
  Chief Information Officer           1993      144,231         -0-                   -0-              306
Sydney Klevatt                        1995      137,788      20,000                   -0-            2,300(1)
  Senior Vice President,              1994      141,345       6,250          3,000 shares            1,414
  Marketing                           1993      150,000          -0-                  -0-           10,821
Tracy Wan                             1995      105,529      14,000                   -0-              884(1)
  Senior Vice President,              1994       90,000       4,500          2,000 shares              239
  Chief Financial Officer             1993       93,462         -0-                   -0-              162

- - ---------------
(1) Represents the following amounts for the named executive officers for the fiscal year ended January 31, 1995: (i) the profit-sharing payment made by the Company on each officer's behalf, (ii) the premiums paid on the life insurance coverage provided such individuals, (iii) the contribution made by the Company to match the salary deferral contribution made by the officer to the Company's 401(k) plan, up to a maximum of $250, and (iv) the imputed value for goods and services provided by the Company.

                                PROFIT SHARING     LIFE INSURANCE    MATCHING 401(K)    VALUE OF GOODS
                NAME            CONTRIBUTION($)      PREMIUM($)      CONTRIBUTION($)   AND SERVICES($)
      ------------------------------------------   ---------------   ----------------  ----------------
      Richard Thalheimer.......       2,167               529              250              16,722
      Craig Womack.............       1,145               311              250                 163
      Vincent Barriero.........         722               529              250                   0
      Sydney Klevatt...........         680             1,370              250                   0
      Tracy Wan................         433               201              250                   0

(2) This table does not reflect the cancellation of the option to purchase 300,000 shares of common stock at an exercise price of $6.875 and the option regrant of April 12, 1995 to purchase 300,000 shares of common stock at an exercise price of $5.625.

EMPLOYMENT AGREEMENT AND CHANGE IN CONTROL ARRANGEMENTS

     During fiscal 1994, the Company adopted a Compensation Program for Mr. Richard Thalheimer, the Company's Founder, Chief Executive Officer and Chairman of the Board. The Compensation Program provides for the payment of base salary to Mr. Thalheimer in respect of each fiscal year based on the Company's performance during the prior fiscal year, and provides for the payment of a bonus to Mr. Thalheimer in respect of each fiscal year based on the Company's performance during that fiscal year. Specifically, the Compensation Program provides that Mr. Thalheimer's base salary for any fiscal year will be increased in the event the Company's earnings per share for the prior fiscal year has increased as compared to the fiscal year preceding the prior fiscal year, and will be reduced in the event that the Company's earnings per share for the fiscal year has decreased as compared to the fiscal year preceding such prior fiscal year. The Compensation Program also provides for bonus payments as a percentage of base salary based on specific target percentage increases in the Company's earnings per share for such fiscal years. The Compensation Program provides that Mr. Thalheimer will not, in any event, be paid a base salary less that the minimum base salary established by the Compensation Committee for each fiscal year. The minimum base salary for fiscal 1995 has been established at $495,000.00.

     None of the Company's executive officers have employment agreements with the Company, and their employment may be terminated at any time at the discretion of the Board of Directors. The Stock Option Committee as administrator of the Company's Stock Option Plan has the authority to provide for the accelerated vesting of the shares of Common Stock subject to outstanding options held by the Chief Executive Officer and the Company's other executive officers or any unvested shares actually held by those individuals under the Option Plan, in the event their employment were to be terminated (whether involuntarily or through a forced resignation) following an acquisition of the Company by merger or asset sale.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth the information noted for all grants of stock options made to the named executive officers listed in the Summary Compensation Table during the fiscal year ended January 31, 1995:

                                                                                      POTENTIAL REALIZABLE
                                              INDIVIDUAL GRANTS                             VALUE AT
                             ----------------------------------------------------        ASSUMED ANNUAL
                                           PERCENTAGE                                       RATES OF
                                            OF TOTAL                                       STOCK PRICE
                                            OPTIONS                                     APPRECIATION FOR
                                           GRANTED TO    EXERCISE OR                     OPTION TERM(2)
                              OPTIONS     EMPLOYEES IN   BASE PRICE    EXPIRATION     ---------------------
            NAME             GRANTED(#)   FISCAL YEAR      ($/SH)         DATE          5%($)      10%($)
- - ---------------------------------------   ------------   -----------   ----------     ---------   ---------
Richard Thalheimer...........   300,000(1)     79.3%       $ 6.875       10/06/04     $1,297,095  $3,287,094
Craig Womack.................    --          --             --             --            --          --
Vincent Barriero.............    --          --             --             --            --          --
Sydney Klevatt...............    --          --             --             --            --          --
Tracy Wan....................    --          --             --             --            --          --

- - ---------------

(1) The option grant to Mr. Richard Thalheimer has a maximum term of ten years, subject to earlier termination upon the optionee's cessation of service. The option grant reflected in the table was exercisable as follows: 100,000 shares become exercisable immediately and the remaining shares become exercisable in annual increments of twenty percent (20%) over the five-year period of service measured from January 31, 1996. The option was cancelled on April 12, 1995, and Mr. Thalheimer was granted a replacement option for 300,000 shares with an exercise price of $5.625 per share. The new option will become exercisable as follows: 100,000 shares will become exerciseable on January 31, 1996 and the remaining shares will become exercisable in five annual increments of twenty percent (20%) beginning January 31, 1996. The option will be subject to full and immediate acceleration in the event the Company is acquired by merger or asset sale, unless the option is assumed or replaced by the acquiring entity.

(2) There is no assurance that the actual stock price appreciation over the ten-year option term will be at those assumed rates or at any other level. Unless the market price of the Company's common stock does in fact appreciate over the option term, no value will be realized from the option grants.

OPTION EXERCISES AND HOLDINGS

     The following table provides information with respect to the named executive officers concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year. No stock appreciation rights have been granted under the Stock Option Plan.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                                              VALUE OF UNEXERCISED IN-
                                                                                             THE-MONEY OPTIONS AT FISCAL
                                                                                              YEAR-END (MARKET PRICE OF
                                                                  NUMBER OF UNEXERCISED       SHARES AT FISCAL YEAR-END
                                           VALUE REALIZED           OPTIONS AT FISCAL          ($6.875) LESS EXERCISE
                             SHARES       (MARKET PRICE AT             YEAR-END(#)                    PRICE)($)
                          ACQUIRED ON    EXERCISE DATE LESS    ---------------------------   ---------------------------
           NAME           EXERCISE(#)    EXERCISE PRICE)($)    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
- - --------------------------------------   -------------------   -----------   -------------   -----------   -------------
Richard Thalheimer........         --               --           100,000        200,000       $ -0-    (1)   $ -0-    (1)
Craig Womack..............         --               --           140,400         35,000         694,875        167,125
Vincent Barriero..........         --               --            48,000         12,000         238,875         59,250
Sydney Klevatt............         --               --            42,200         15,800         227,035         82,540
Tracy Wan.................         --               --            22,500          6,500         108,289         31,151

- - ---------------

(1) This table does not reflect the cancellation of the option to purchase 300,000 shares of common stock at an exercise price of $6.875 and the option regrant of April 12, 1995 to purchase 300,000 shares of common stock at an exercise price of $5.625. On the basis of the $5.625 per share exercise price, the value of Mr. Thalheimer's exercisable options would be $0 and unexercisable options would be $375,000.

             COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, Directors and greater than ten-percent stockholders are required by regulation of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended January 31, 1995, a Form 4, reporting two transactions by Mr. Richard Thalheimer, was not filed on a timely basis; all other Section 16(a) filing requirements applicable to its officers, Directors and greater than ten-percent beneficial owners were complied with.

                 COMPENSATION AND STOCK OPTION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     The Compensation and Stock Option Committees of the Board of Directors (the "Committees") administer the Company's compensation policies and programs. The Compensation Committee has responsibility for executive compensation matters, including setting the base salaries of the Company's executive officers, approving individual bonuses and bonus programs for executive officers, and administering certain of the Company's employee benefit programs. The Stock Option Committee has sole responsibility for the administration of the Company's Stock Option Plan, under which grants may be made to executive officers and other key employees. The following is a summary of policies of the Committees that affect the compensation paid to executive officers, as reflected in the tables and text set forth elsewhere in this Proxy Statement.

     GENERAL COMPENSATION POLICY. The overall policy of the Committees is to offer the Company's executive officers competitive compensation opportunities based upon their personal performance, the financial performance of the Company and their contribution to that performance. One of the primary objectives is to have a substantial portion of each executive officer's compensation contingent upon the Company's financial success as well as upon such executive officer's own level of performance. Each executive officer's compensation package is generally comprised of three elements: (i) base salary, which is determined primarily on the basis of the individual's position and responsibilities and the level of the individual's performance, (ii) incentive performance awards payable in cash and tied to the Company's financial performance and individual performance, and (iii) long-term stock-based incentive awards designed to strengthen the mutuality of interests between the executive officers and the Company's stockholders. Generally, as an executive officer's level of responsibility increases, a greater portion of such executive officer's total compensation will be dependent upon Company performance and stock price appreciation rather than base salary.

     FACTORS. The principal factors considered in establishing the components of each executive officer's compensation package for the fiscal year ended January 31, 1995 are summarized below. The Committees may in their discretion apply entirely different factors, such as different measures of financial performance, for future fiscal years.

          BASE SALARY. The base salary for each officer is set primarily on the basis of personal performance, level of responsibility, salary levels for comparable positions of other retailers (as estimated based on the Committee's knowledge of the retail industry), internal comparability considerations, and, to a lesser extent, on the financial performance of the Company.

          INCENTIVE COMPENSATION. Annual bonuses are earned by an executive officer on the basis of the Company's financial performance and the base salary, personal performance and level of responsibility of such executive officer. The specific amounts paid to each executive officer, other than the Chief Executive Officer, was determined by the Company's Chief Executive Officer on the basis of personal performance and level of responsibility of each such executive officer, subject to the Compensation Committee's approval.

          LONG-TERM STOCK-BASED INCENTIVE COMPENSATION.   Generally, the Stock
     Option Committee approves annual grants of stock options to each of the Company's executive officers under the Stock Option Plan. The grants are designed to align the interests of each executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant generally allows the officer to acquire shares of the Company's common stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to 10 years), thus providing a return to the executive officer only if the market price of the shares appreciates over the option term. The size of the option grant to each executive officer generally is designed to create a meaningful opportunity for stock ownership and is based upon the executive officer's current position with the Company, internal comparability considerations regarding option grants made to other executive officers of the Company, the executive officer's current level of performance and the executive officer's potential for future responsibility and promotion over the option term. The Stock Option Committee also considers the number of vested and unvested options held by the executive officer at the time of the proposed grant in order to maintain an appropriate level of equity incentive for that individual. However, the Stock Option Committee does not adhere to any specific guidelines as to the relative option holdings of the Company's executive officers.

     CEO COMPENSATION. During fiscal 1994, the Company adopted a Compensation Program for Mr. Richard Thalheimer, the Company's Founder, Chief Executive Officer and Chairman of the Board. The Compensation Program provides for the payment of base salary to Mr. Thalheimer in respect of each fiscal year based on the Company's performance during the prior fiscal year, and provides for the payment of a bonus to Mr. Thalheimer in respect of each fiscal year based on the Company's performance during that fiscal year. Specifically, the Compensation Program provides that Mr. Thalheimer's base salary for any fiscal year will be increased in the event the Company's earnings per share for the prior fiscal year has increased as compared to the fiscal year preceding the prior fiscal year, and will be reduced in the event that the Company's earnings per share for the fiscal year has decreased as compared to the fiscal year preceding such prior fiscal year. The Compensation Program also provides for bonus payments as a percentage of base salary based on specific target percentage increases in the Company's earnings per share for such fiscal years. The Compensation Program provides that Mr. Thalheimer will not, in any event, be paid a base salary less that the minimum base salary established by the Compensation Committee for each fiscal year. The minimum base salary for fiscal 1995 has been established at $495,000.00. On the basis of the earnings per share growth for the fiscal year ended January 31, 1995, Mr. Thalheimer earned a bonus equal to approximately 50% of his base salary for that year.

     TAX LIMITATION. As a result of Section 162(m) of the Internal Revenue Code, which was enacted into law in 1993, the Company will not be allowed a federal income tax deduction for compensation paid to certain executive officers, to the extent that compensation exceeds $1 million per officer in any one year. This limitation will be in effect for each fiscal year of the Company beginning after December 31, 1993 and will apply to all compensation paid to the covered executive officers which is not considered to be performance based. Compensation which does qualify as performance-based compensation will not have to be taken into account for purposes of this limitation. At the 1995 Annual Meeting of Shareholders, the Company will seek stockholder approval of the 1995 restatement of the Stock Option Plan. If such stockholder approval is obtained, then any compensation deemed paid in connection with the exercise of stock options granted under that plan will qualify as performance-based compensation.

     The cash compensation to be paid to the Company's executive officers for the 1996 fiscal year is not expected to exceed the $1 million limit per officer. Accordingly, until final Treasury regulations are issued with respect to the new $1 million limitation, no action will be taken with respect to restructuring one or more components of the cash compensation paid to the executive officers so as to qualify those components as performance-based compensation that will not be subject to the $1 million limitation.

     Submitted by the Company's Compensation Committee and Stock Option Committee of the Board of Directors:

         Richard Thalheimer, Member, Compensation Committee
         Elyse Eng Thalheimer, Member, Compensation Committee
         Alan Thalheimer, Member, Compensation and Stock Option Committees Lawrence Feldman, Member, Compensation and Stock Option Committees Maurice Gregg, Member, Compensation and Stock Option Committees

               COMPENSATION AND STOCK OPTION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

     No member of the Compensation Committee is a former or current officer or employee of the Company other than Richard Thalheimer, who currently serves as the Company's Chairman and Chief Executive Officer, and Elyse Eng Thalheimer, who formerly served as Director of Personnel at the Company and who currently serves as Secretary of the Company.

     No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

                               PERFORMANCE GRAPH

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS
             OF THE COMPANY, THE NASDAQ STOCK MARKET (U.S.) INDEX,
                       AND THE NASDAQ RETAIL TRADE INDEX

     The following graph compares the yearly percentage changes in the cumulative total stockholder return on the Company's Common Stock with the cumulative total return on the Nasdaq Stock Market (U.S.) Index and the Nasdaq Retail Trade Stocks Index during the five fiscal years ended January 31, 1995. The comparison assumes that $100 was invested on January 31, 1990 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.

                                  Sharper Im-    Nasdaq Stock     Nasdaq Re-
      Measurement Period         age Corpora-    Market (U.S.)    tail Tra de
    (Fiscal Year Covered)            tion            Index       Stocks Index
1/31/90                                    100             100             100
1/31/91                                     18             103             120
1/31/92                                     43             158             210
1/31/93                                     47             179             190
1/31/94                                     94             204             204
1/31/95                                    104             195             180

                              CERTAIN TRANSACTIONS

     In October 1993, Mr. Alan Thalheimer, a Director of the Company, made a loan to the Company for the purpose of refinancing the existing mortgage loan on the Company's distribution center property in Little Rock, Arkansas. The loan has a principal amount of $300,000, bears interest at an annual rate of 8%, matures in October 2003, and is secured by a mortgage on the property. The monthly payments of principal and interest on the loan are $3,640.

         PROPOSAL 4:  RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR

     The firm of Deloitte & Touche LLP served as independent auditor for the Company for the fiscal year ended January 31, 1995. The Board of Directors has selected the firm to continue in this capacity for the current fiscal year. Accordingly, the Company is asking the stockholders to ratify the selection of Deloitte & Touche LLP as independent auditor.

     Although the selection of Deloitte & Touche LLP is not required to be submitted to a vote of the stockholders, the Board of Directors believes it appropriate as a matter of policy to request that the stockholders ratify the selection of the independent auditor for the fiscal year ending January 31, 1996. In the event the stockholders fail to ratify the appointment, the Audit Committee of the Board of Directors will consider it as a direction to select other auditors for the subsequent year. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board feels that such a change would be in the best interests of the Company and its stockholders.

     The Company anticipates that a representative of Deloitte & Touche LLP will be present at the Annual Meeting. Such representative will be given the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to questions at the meeting.

     The Board of Directors recommends a vote FOR ratification of the selection of Deloitte & Touche LLP as the Company's independent auditor for the fiscal year ending January 31, 1996.

                             STOCKHOLDER PROPOSALS

     Stockholder proposals intended to be considered for inclusion in the Company's Proxy Statement for the Annual Meeting of Stockholders to be held in 1996 must be received by the Company no later than December 29, 1995. The proposal must be mailed to the Company's principal executive offices at 650 Davis Street, San Francisco, California 94111. Such proposals may be included in next year's Proxy Statement if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission.

                                 OTHER BUSINESS

     The Board of Directors is not aware of any other matter which may be presented for action at the meeting. Should any other matter requiring a vote of the stockholders arise, the enclosed proxy card gives authority to the persons listed on the card to vote at their discretion on such matters.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Richard Thalheimer
                                          Chairman of the Board, Founder and
                                          Chief Executive Officer
April 27, 1995
San Francisco, California

                           SHARPER IMAGE CORPORATION
                   650 DAVIS STREET, SAN FRANCISCO, CA 94111

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints Richard Thalheimer and Tracy Wan, and each of them, with full power of substitution, the proxy or proxies of the undersigned to vote all shares of Common Stock of Sharper Image Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Sharper Image Corporation to be held on June 12, 1995 at 2:00 p.m., and at any adjournments or postponements thereof, with the same force and effect as the undersigned might or could do if personally present thereat:

1. ELECTION OF DIRECTORS

               / / FOR all nominees listed below                   / / WITHHOLD AUTHORITY to vote for
                                                                     all nominees listed below

    AUTHORITY TO VOTE FOR ANY NOMINEE MAY BE WITHHELD BY LINING THROUGH SUCH
                             NOMINEE'S NAME BELOW.

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR

        RICHARD J. THALHEIMER, ALAN R. THALHEIMER, ELYSE ENG THALHEIMER,
                       LAWRENCE W. FELDMAN, MAURICE GREGG

2. PROPOSAL TO APPROVE THE 1995 RESTATEMENT OF THE COMPANY'S STOCK OPTION PLAN. (The Board of Directors recommends a vote FOR.)

                           / / FOR     / / AGAINST     / / ABSTAIN

3. PROPOSAL TO APPROVE THE IMPLEMENTATION OF THE 1994 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN. (The Board of Directors recommends a vote FOR.)

                           / / FOR     / / AGAINST     / / ABSTAIN

4. PROPOSAL TO RATIFY THE SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITOR. (The Board of Directors recommends a vote FOR.)

                           / / FOR     / / AGAINST     / / ABSTAIN

                                  (Continued and to be signed on the other side)

5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and at any adjournments or postponements thereof.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4 AND, IN THE DISCRETION OF THE PROXY HOLDERS, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND AT ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.
DATED:                   , 1995
                                                      --------------------------
                                                              Signature

                                                      --------------------------
                                                       Additional signature if
                                                             held jointly

                                                      PLEASE SIGN EXACTLY AS
                                                      NAME APPEARS ABOVE. WHEN
                                                      SHARES ARE HELD JOINTLY,
                                                      EVERY HOLDER SHOULD SIGN.
                                                      WHEN SIGNING AS ATTORNEY,
                                                      EXECUTOR, ADMINISTRATOR,
                                                      TRUSTEE OR GUARDIAN,
                                                      PLEASE GIVE FULL TITLE AS
                                                      SUCH. IF A CORPORATION,
                                                      PLEASE SIGN IN FULL
                                                      CORPORATE NAME BY
                                                      PRESIDENT OR OTHER
                                                      AUTHORIZED OFFICER. IF A
                                                      PARTNERSHIP, PLEASE SIGN
                                                      IN PARTNERSHIP NAME BY
                                                      AUTHORIZED PERSON.

- - --------------------------------------------------------------------------------
              PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
                     PROMPTLY USING THE ENCLOSED ENVELOPE
- - --------------------------------------------------------------------------------